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                                   Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                               Two Quarters Ended
                                                       --------------------------------
                                                       July 31, 1998      July 31, 1997
                                                       -------------      -------------
Basic:

Net income                                             $   2,121,000      $   2,424,000

Weighted average shares outstanding                        4,716,000          4,773,000
                                                       -------------      -------------

Basic income per common share                          $         .45      $         .51
                                                       =============      =============


Diluted:

Net income
                                                       $   2,121,000       $  2,424,000
Less - net income allocated to subsidiary
    dilutive options
    outstanding                                              (74,000)          (156,000)
                                                       -------------        -----------

Net income used in calculation of diluted
    income per common share                            $   2,047,000        $ 2,268,000
                                                       ==============       ============


Weighted average shares outstanding                        4,716,000          4,773,000

Plus- common  equivalent  shares  (determined
   using the "treasury stock" method
   representing shares issuable upon exercise
   of stock options                                          205,000            315,000
                                                       -------------        ------------

Weighted average number of shares used in
   calculation of diluted income per common share          4,921,000          5,088,000
                                                       =============       ============


Primary income per common share                        $         .42       $        .45
                                                       =============       ============

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